Exhibit 99

BUNKER HILL ANNOUNCES COMMENCEMENT OF DRILLING AND
SAMPLING PROGRAMS AT THE BUNKER HILL MINE

Toronto, Ontario, April 1, 2020; Bunker Hill Mining Corp. (CSE-BNKR) (“Bunker Hill” or the “Company”) is pleased to announce the commencement of diamond drilling and sampling programs designed to provide confirmation data on mineral resources in the UTZ, Newgard, and Quill ore zones.

The total program consists of an initial 15,000 feet of diamond drilling from a series of underground drill stations, and approximately 4,000 feet of channel sampling. Drilling has already started in the UTZ Zone and will conclude there by the middle of May 2020. Concurrent and complementary to this, channel sampling has also started in the some of the open stopes cut into that ore zone.

Following work in the UTZ zone, which is located on the five and six levels of the mine, the drill program will shift down to the nine level of the mine with a focus on the Quill mineral zone – the largest known ore body within the mine. This will consist of at least 10,000 feet of diamond drilling from four to five drill stations.

After completing the sampling in the UTZ Zone, the sample crews will also shift down to nine level where they will undertake a sample program focused on the Newgard mineral zone - second largest known ore body in the mine. This sampling is to occur between the seventh and the eleventh levels.

This work and the subsequent assays are expected to be completed by July of this year. Details of the sample and drill results will be forthcoming in further news releases as they are received by the Company.

Resource Development Associates of Highland Ranch, Colorado has been retained to complete a resource estimate in accordance with National Instrument 43-101 utilizing this new data and confirmed historic resource information.

Mr. Michael McGinnis, CPG, Supervising Project Geologist and a Qualified Person under National Instrument 43-101, has approved the technical information in this news release.

About Bunker Hill Mining Corp.

Bunker Hill Mining Corp has the exclusive option to acquire 100% of the marketable assets of the Bunker Hill Mine. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

John Ryan, Interim Chief Executive Officer

(201) 509-3797

Cautionary Statement

No stock exchange or securities administrator accepts responsibility for the adequacy or accuracy of this news release.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, failure to identify mineral resources, failure to convert estimated mineral resources to reserves, the inability to complete a feasibility study which recommends a production decision, the preliminary nature of metallurgical test results, delays in obtaining or failures to obtain required governmental, environmental or other project approvals, political risks, changes in equity markets, uncertainties relating to the availability and costs of financing needed in the future, the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex, inflation, changes in exchange rates, fluctuations in commodity prices, delays in the development of projects, capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry, and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.